Exhibit 14(b)

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated January 31, 2003, relating to the financial statements and financial highlights of the Ayco Growth Fund, which appears in the December 31, 2002 Annual Report of Ayco Growth Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Fund — Financial Highlights” and “Representations and Warranties” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
October 1, 2003